Exhibit 99.3

Protalix BioTherapeutics Announces Investor Call

CARMIEL, Israel, December 1, 2016 //GlobeNewswire - Protalix BioTherapeutics, Inc. (NYSE MKT:PLX, TASE:PLX) announced today that the Company will hold an investor conference call on December 2, 2016 at 7:00 a.m. (Eastern time), where the Company will discuss the recently priced private exchange transaction (the “Exchange”) and related private placement of secured notes (the “Private Placement”), as well as the progress of its product candidates.

If you would like to participate in the call, please dial (844) 358-6760 or (478) 219-0004 if dialing internationally. Further details will be available on the Company’s website at www.protalix.com in the Events Calendar of the Investors section.

Forward-Looking Statements

To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.  The terms “expect” and “intend” and other words or phrases of similar import are intended to identify forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on our current beliefs and expectations as to such future outcomes. Drug discovery and development involve a high degree of risk.  Factors that might cause material differences include, among others: risks relating to our ability to complete the Exchange and Private Placement in a timely manner, if at all; risks relating to the sufficiency of the funds raised in the Private Placement, if any; risks relating to our use of the net proceeds from the Private Placement; failure or delay in the commencement or completion of our preclinical and clinical trials which may be caused by several factors, including: slower than expected rates of patient recruitment; unforeseen safety issues; determination of dosing issues; lack of effectiveness during clinical trials; inability to monitor patients adequately during or after treatment; inability or unwillingness of medical investigators and institutional review boards to follow our clinical protocols; and lack of sufficient funding to finance clinical trials; the risk that the results of the clinical trials of our product candidates will not support our claims of safety or efficacy, that our product candidates will not have the desired effects or will be associated with undesirable side effects or other unexpected characteristics; risks related to the amount and sufficiency of our cash and cash equivalents; risks related to the successful conclusion of our negotiations with the Brazilian Ministry of Health regarding the purchase of alfataliglicerase, and our commercialization efforts for alfataliglicerase in Brazil generally; risks relating to our ability to make scheduled payments of the principal of, to pay interest on or to refinance our Existing Notes or any other indebtedness; risks relating to the compliance by Fundação Oswaldo Cruz with its purchase obligations and related milestones under our supply and technology transfer agreement; our dependence on performance by third party providers of services and supplies, including without limitation, clinical trial services; delays in our preparation and filing of applications for regulatory approval; delays in the approval or potential rejection of any applications we file with the FDA or other health regulatory authorities, and other risks relating to the review process; the inherent risks and uncertainties in developing drug platforms and products of the type we are developing; the impact of development of competing therapies and/or technologies by other companies and institutions; potential product liability risks, and risks of securing adequate levels of product liability and other necessary insurance coverage; the consummation of the previously announced private exchange transaction and private placement of senior secured notes, which are subject to customary closing conditions; and other factors described in our filings with the U.S. Securities and Exchange Commission.  The statements in this press release are valid only as of the date hereof and we disclaim any obligation to update this information, except as may be required by law.